UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

1825 K Street
Suite 510
Washington, D.C. 20006
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 14, 2018, Anthony J. Cataldo resigned as the Company’s Executive Chairman of the Board and Dr. Kathleen Clarence-Smith resigned as Chief Executive Officer of the Company. Simultaneously, Shawn Cross, our current Chief Operating Officer was elected Chairman of the Board and Chief Financial Officer and Dr. Clarence-Smith was elected as Vice-Chairwoman of the Board and President of the Neurology Division by the Board. Mr. Cataldo will remain as a Director of the Company.

Mr. Cross was previously a Managing Director, and senior calling officer focused on the biopharmaceutical industry, in Healthcare Investment Banking at Deutsche Bank Securities Inc. from November 2015 until October 2017. He was also previously a Managing Director at Wells Fargo Securities, LLC in the Healthcare Group from December 2010 until November 2015. Mr. Cross began his 20-year investment banking career at Alex. Brown & Sons Inc. and received his bachelor of science degree from the University of California, Los Angeles and his Master’s in Business Administration from Columbia Business School with honors and a concentration in Finance.

Mr. Cataldo was originally appointed to the Board on July 31, 2014 and appointed Chief Executive Officer on November 19, 2014. From February 2011 until June 2013, Mr. Cataldo served as Chairman and CEO/Founder of Genesis Biopharma, Inc. (now known as Iovance Biotherapeutics, Inc.). Mr. Cataldo is credited with developing the Stage Four Cancer treatment for melanoma known as Lion/Genesis using assets acquired from the National Cancer Institute (NIH). Mr. Cataldo also served as non-executive co-chairman of the board of directors of MultiCell Technologies, Inc., a supplier of functional, non-tumorigenic immortalized human hepatocytes from February 2005 until July 2006.

Dr. Clarence-Smith founded Georgetown Translational Pharmaceuticals, Inc. (“GTP”) in 2015. Prior to founding GTP, she co-founded Chase Pharmaceuticals Corporation in Washington D.C. and served as Chairman of the company's board of directors from 2008 until 2014. Chase Pharmaceuticals was acquired by Allergan, PLC in 2016 for $125 million and includes potential addition payments of $875 million based upon regulatory and commercial milestones. Dr. Clarence-Smith also held executive management positions with Sanofi, Roche, Otsuka Pharmaceutical and Prestwick Scientific Capital. She is co-founder and a managing member of KM Pharmaceutical Consulting in Washington, D. C.

Employment and Consulting Contracts

On February 15, 2018, the Company entered into an Executive Employment Agreement with Mr. Cross, pursuant to which Mr. Cross will be employed as the Company’s Chief Executive Officer.  The term of the Executive Employment Agreement is three years, and is terminable at will by either the Company or Mr. Cross and subject to automatic extensions for successive one year periods. Mr. Cross will be paid an annual salary of $500,000, paid in equal monthly installment. Mr. Cross is also entitled to participate in the Company’s bonus plans. Under the Executive Employment Agreement, the Company has agreed that it will recommend to the Board that the Company grant Mr. Cross an option to purchase 2,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of each share as determined by the Board as of the date of the grant. The stock option grant would vest according to the following schedule: (i) 34% of the shares on February 15, 2018, (ii) 33% of the shares on February 15, 2019, and (iii) 33% of the shares on February 15, 2020.

On February 14, 2018, the Company entered into the First Amendment to the Employment Agreement with Dr. Clarence-Smith, amending the Employment Agreement, dated September 1, 2017, between the Company and Dr. Clarence-Smith. Under the First Amendment, Dr. Clarence-Smith’s title has been revised to reflect her new position and she will be paid an annual salary of $500,000, paid in equal monthly installment. All other terms of her original Employment Agreement remain unchanged.

On February 14, 2018, the Company entered into a Consultant Agreement with Mr. Cataldo. The term of the Consultant Agreement lasts until August 31, 2020, and is terminable at will and is subject to automatic extension for successive one-year periods. Mr. Cataldo will be paid $41,666.67 per month during the term of the Consultant Agreement, and will be entitled to participate in the Company’s bonus plans.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about February 14, 2018 Seligson and Giannattasio, LLP (“Seligson”), our independent registered public accounting firm, informed management that our financial statements prepared for the Forms 10-Q and 10-K Reports for the periods ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 cannot be relied upon and will require restatement with amended financial statements for those reporting quarters. Specifically, the restatements pertain to errors related to the non-cash calculation of warranty liabilities.

As a result of the error, GT Biopharma, Inc. (the “Company”) will recognize a gain in the amount of $11,265,000, which will increase the change in warrant liability and decrease the Warrant Liability by $11,265,000 through December 31, 2015 and decrease the Change in Warrant Liability by $11,265,000 through December 31, 2016. The Audit Committee of the Board of Directors (the “Board”) and management have discussed the matter in this item with Seligson. The net effect on the accumulated deficit at the end of 2016 is $-0-.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See discussion under Item 1.01.

ITEM 9.01 Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of February 15, 2018, between the Company and Cross
10.2	First Amendment to the Employment Agreement, dated as of February 14, 2018, between the Company and Dr. Clarence-Smith
10.3	Consultant Agreement, dated as of February 14, 2018, between the Company and Mr. Cataldo
99.1	Press Release, dated February 15, 2018

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: February 21, 2018	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of February 15, 2018, between the Company and Cross
10.2	First Amendment to the Employment Agreement, dated as of February 14, 2018, between the Company and Dr. Clarence-Smith
10.3	Consultant Agreement, dated as of February 14, 2018, between the Company and Mr. Cataldo
99.1	Press Release, dated February 15, 2018

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